Exhibit 10.2

PURCHASE AGREEMENT

October 6, 2010

Odyssey Marine Exploration, Inc.

5215 Laurel Street

Suite 210

Tampa, Florida 33607

Ladies and Gentlemen:

The undersigned (the “Investor” and, together with the other Persons (as defined below) who agree to purchase Securities (as defined below) pursuant to agreements in substantially the form of this Agreement (as defined below, the “Investors”)) hereby confirms its agreement with you as follows:

1. This Purchase Agreement (this “Agreement”) is made as of October 6, 2010 (the “Effective Date”), between Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company”), and the Investor.

2. The Company and the Investor agree that the Investor will purchase from the Company, severally and not jointly with any third party purchasers of the Company’s securities, and the Company will issue and sell to the Investor,              units (the “Units”) of the Company, with each Unit consisting of (a) one share of the Company’s Series G 8% Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), and (b) a warrant (the “Warrants”) to purchase 75,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at an exercise price of $2.50 per share, for a purchase price of $250,000 per Unit. The Units will not be issued or certificated. The voting powers, designations, preferences, and relative, participating, optional and other special rights, and qualifications, limitations, and restrictions of the Preferred Stock are set forth in the Certificate of Designation attached hereto as Annex 1 (the “Certificate of Designation”) filed or to be filed with the Nevada Secretary of State. The shares of Preferred Stock and the Warrants are (x) immediately separable and will be issued separately and (y) sometimes hereinafter collectively referred to as the “Securities.”

3. Subject to the satisfaction or waiver of the conditions set forth in Section 7 of this Agreement, the completion of the purchase by the Investor and sale by the Company of the Units pursuant to this Agreement (the “Closing”) shall occur on the date that is three business days after the Effective Date, which date and time may be postponed by agreement between the Investors and the Company (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). At the Closing, the Company shall deliver to the Investor (a) the number of shares of Preferred Stock constituting a part of the number of Units as set forth above in Section 2 and (b) a Warrant to purchase the number of shares of Common Stock constituting a part of the number of Units as set forth above in Section 2, by delivery of a stock certificate representing such shares of Preferred Stock and a Warrant to the Investor at the following address:

Investor (Name):

Street Address:

City, State and Zip Code:

Attention:

Telephone Number:

On or before the Closing Date, the Investor shall remit by wire transfer (or deliver by check) the amount of funds equal to the aggregate purchase price for the Units being purchased by the Investor to the Company pursuant to instructions provided to the Investor with this Agreement.

The Company also shall deliver to the Investor and file with the Securities and Exchange Commission (the “Commission”) a prospectus supplement (the “Supplement”) with respect to the Registration Statement (as defined below) reflecting the offering of the Units in conformity with the Securities Act of 1933, as amended (the “Securities Act”), including Rule 424(b) thereunder.

4. The Investor acknowledges that the Company intends to enter into purchase agreements in substantially the same form as this Agreement with certain other investors and intends to offer and sell up to 24 Units. The Investor acknowledges and agrees that there is no minimum offering amount for the Units contemplated to be sold by the Company.

5. The Company hereby makes the following representations, warranties and covenants to the Investor:

(a) The Company has been duly incorporated and is validly existing as a corporation with active status under the laws of the State of Nevada, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described or incorporated by reference in the Supplement.

(b) The Company has the requisite corporate power and authority to execute, deliver, and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of the Company, and no further consent or action is required by the Company, its board of directors, or its stockholders. This Agreement has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar law affecting the enforcement of creditors’ rights generally or by general principles of equity.

(c) The Company’s execution, delivery, and performance of this Agreement and its consummation of the transactions contemplated hereby will not (i) conflict with or result in a violation of, the Company’s articles of incorporation or bylaws, (ii) violate or conflict with, or result in a breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries (as defined below) pursuant to, or require the consent of any other party to, any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it may be bound or to which any of its property or assets is subject, or (iii) assuming the accuracy of the Investor’s representations in this Agreement, result in a violation of any law, rule, regulation, judgment, order or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company, any of its Subsidiaries, or its securities are subject), applicable to the Company or by which any material property or asset of the Company or any of its Subsidiaries is bound or affected, except with respect to clauses (ii) and (iii) for such conflicts, breaches, defaults or violations as would not, individually or in the aggregate, have a material adverse effect on the assets, liabilities, financial condition, or results of operations of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”). As used in this Agreement, “Subsidiaries” means any subsidiary of the Company.

(d) The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) the filing of the Supplement, (ii) the filings required in connection with the issuance and listing of the shares of Common Stock issuable upon conversion of the Preferred Stock and the exercise of the Warrants on the Nasdaq Capital Market, (iii) such filings as are required to be made under applicable state securities laws, and (iv) in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the issuance and sale of the Units and the potential issuance of the shares of Common Stock issuable upon conversion of the Preferred Stock and the exercise of the Warrants (prior to the operation of any applicable anti-dilution provisions) without the approval of the Company’s stockholders does not violate Rule 5635(d) of the NASDAQ Listing Rules. For purposes of this Agreement, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(e) The Securities have been duly authorized and, when issued, delivered and paid for in accordance with the terms hereof, will be validly issued, fully paid, and non-assessable and will not be sold in violation of statutory or contractual preemptive rights, resale rights, rights of first refusal, or similar rights. The shares of Common Stock issuable upon conversion of the Preferred Stock and the exercise of the Warrants have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Designation or the Warrants, as the case may be, will be duly and validly issued, fully paid, and such shares of Common Stock will not be sold in violation of applicable state and federal securities laws, statutory or contractual preemptive rights, resale rights, rights of first refusal, or similar rights.

(f) The Preferred Stock, the Warrants, and the shares of Common Stock issuable upon conversion of the Preferred Stock and the exercise of the Warrants are being offered and sold pursuant to the Registration Statement, the prospectus included therein, and the Supplement. The Company’s Registration Statement on Form S-3 (No. 333-162971) (including all information or documents incorporated by reference therein, the “Registration Statement”) has been declared effective by the Commission and is effective on the date hereof, and the Company has not received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so. The offering, sale and issuance of the Securities to the Investor are registered under the Securities Act by the Registration Statement, and the Securities will be freely transferable and tradable by the Investor without restriction created by the Company. The Securities are being issued as described in the Registration Statement.

(g) As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of the date hereof, 66,770,926 shares are issued and outstanding, 7,250,047 shares are reserved for issuance pursuant to the Company’s employee incentive plans, 2,670,000 shares are reserved for issuance pursuant to securities (other than the Preferred Stock or the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock as of the date hereof, and 100,000 shares are reserved for issuance pursuant to securities (other than the Preferred Stock or the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock (but not exercisable or exchangeable for, or convertible as of the date hereof), and (ii) 9,361,200 shares of preferred stock, par value $0.0001 per share, of which as of the date hereof, 448,800 shares have been designated as Series D Convertible Preferred Stock, 206,400 shares of which are issued and outstanding. The Company has not issued any capital stock since its most recently filed periodic report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents (as defined below) outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person (excluding the Investors) has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except (a) as a result of the purchase and sale of the Securities and (b) as disclosed in the SEC Reports or the Supplement, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities, except for such adjustments which have been waived by the holder of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. As used in this Agreement, “Common Stock Equivalents” means any debt, preferred stock, rights, options, warrants or other instrument that is at any time and under any circumstances convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, directly or indirectly, shares of Common Stock.

(h) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Supplement, being collectively referred to herein as the “SEC Reports”), and for a period of 12 calendar months and any portion of a month immediately preceding the filing of the Registration Statement, the Company has filed such SEC Reports on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates or with respect to any amended SEC Reports as of the date of such amendment, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since January 1, 1998, the Company has not been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing or with respect to any amended SEC Reports as of the date of such amendment. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission which are not material to the Company, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth in the SEC Reports or the Supplement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective business, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one trading day prior to the date that this representation is made.

(j) Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(k) Except as disclosed in the SEC Reports, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and valid title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens (as defined below), except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties, or Liens securing indebtedness to be repaid from the proceeds of this offering. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance. As used in this Agreement, “Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

(l) The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(m) Except as set forth in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(n) The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market (as defined below) on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. As used in this Agreement, “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

(o) Assuming the accuracy of the Investor’s representations and warranties set forth in this Agreement, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(p) The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length Investor with respect to this Agreement, the agreements entered into by the other Investors, and the transactions contemplated hereby and thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement, the agreements entered into by the other Investors, and the transactions contemplated hereby and thereby.

(q) The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(r) The Company shall make such filings and notices in the manner and time required by the Commission with respect to the transactions contemplated hereby. Except for the exhibits to be attached to filings required by the Commission, the Company shall not identify the Investor by name in any press release or public filing, or otherwise publicly disclose the Investor’s name, without the Investor’s prior written consent (such consent not to be unreasonably withheld), unless required by law or the rules and regulations of any self-regulatory organization to which the Company or its securities are subject.

(s) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(t) The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(u) The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti takeover provision under the Company’s articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under this Agreement and the other documents contemplated by this Agreement, including without limitation as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

(v) Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the book value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, and (ii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets at book value, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Taking into account the projected capital availability to the Company, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The SEC Reports set forth as of the date hereof all outstanding secured and unsecured

Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(w) Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(x) The Company shall keep the Registration Statement effective (and the Supplement available for use) pursuant to Rule 415 for the issuance by the Company of the Common Stock underlying the Preferred Stock and Warrants being issued hereunder on a delayed or continuous basis at all times until all the Securities have been redeemed, converted, or exercised in accordance with the terms therewith.

6. The Investor hereby makes the following representations, warranties and covenants to the Company:

(a) The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(b) The Investor acknowledges that it has had the opportunity to review (including through availability to it of documents electronically filed by the Company with the Commission) the basic prospectus included in the Registration Statement on the date hereof and all documents incorporated therein by reference (together with the price and amount of the Units sold as described in Section 2 hereof) and the Registration Statement.

(c) The Investor is purchasing the Securities in the ordinary course of its business for its own account and not with a view to the distribution thereof in violation of the Securities Act and it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer, distribute or grant participation to any third person or entity with respect to any of the Securities, provided, however, that by making the representation herein, the Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities.

(d) The Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax, or investment advice. The Investor has consulted such legal, tax, and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(e) Neither the Investor nor any Person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor has, directly or indirectly, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) since the earlier to occur of (i) the time that the Investor was first contacted by or on behalf of the Company with respect to the transactions contemplated hereby and (ii) the date that is the tenth (10th) trading day prior to the date of this Agreement. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. The Investor covenants that neither it, nor any Person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(f) The Investor represents that, except as set forth below, (i) it is not a, and it has no direct or indirect affiliation or association with any, NASD member or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the date hereof and (ii) neither it nor any group of investors (as identified in a public filing made with the Commission) of which it is a member, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

(g) The Investor shall not issue any press release or make any other public announcement relating to this Agreement unless (i) the content thereof is mutually agreed to by the Company and the Investor or (ii) the Investor is advised by its counsel (including internal counsel) that such press release or public announcement is required by law.

(h) Investor acknowledges that no offer by the Investor to buy Units will be accepted until the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until this Agreement is accepted and countersigned by or on behalf of the Company.

(i) If the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells, or delivers Units or has in its possession or distributes any offering material, in all cases at its own expense.

(j) The Investor has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Investor, and no further consent or action is required by the Investor, its board of directors or similar governing body or its stockholders, members or partners. This Agreement has been duly executed by the Investor and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar law affecting the enforcement of creditors’ rights generally or by general principles of equity.

7. Conditions.

(a) The Company’s obligation to issue and sell the Units to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Units being purchased hereunder; (ii) the accuracy of the representations and warranties made by the Investor in this Agreement; (iii) no executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement; and (iv) the filing of the Certificate of Designation with the Nevada Secretary of State.

(b) The Investor’s obligation to purchase the Units shall be subject to: (i) the accuracy of the representations and warranties made by the Company in this Agreement and the fulfillment of those undertakings of the Company in this Agreement to be fulfilled prior to the Closing; (ii) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; (iii) the filing of the Certificate of Designation with the Nevada Secretary of State; (iv) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Investor, makes it impracticable or inadvisable to purchase the Securities at the Closing; (v) the Investor shall have received the opinion of Akerman Senterfitt, the Company’s counsel, dated as of the Closing Date, in a form reasonably acceptable to the Investor; (vi) no executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement; and (vi) the Company shall have received executed purchase agreements in substantially the form of this Agreement from the holders of an aggregate of $1.0 million principal amount of the promissory notes issued by the Company in August 2010 (the “August Notes”) whereby holders of such August Notes agree to tender such August Notes for four (4) Units that are identical to the Units to be sold pursuant to this Agreement.

Except as set forth in clause (vi) of Section 7(b) above, the Investor’s obligations are expressly not conditioned on the purchase by any third party purchaser of any securities that they have agreed to purchase from the Company.

8. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Securities hereunder, the Company shall defend, protect, indemnify and hold harmless the Investor and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

9. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Florida, without giving effect to the principles of conflicts of law. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York or any federal court of the Southern District of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

10. All covenants, agreements, representations and warranties made by the Company and the Investor herein are made as of the date hereof and will survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor.

11. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital, capital expenditures, and other general corporate purposes.

12. This Agreement may be terminated by the Investor, as to such Investor’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Investors, by written notice to the other parties, if the Closing has not been consummated on or before October 8, 2010.

13. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature were the original thereof.

14. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement, together with the Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of the Securities to the Investor.

15. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Odyssey Marine Exploration, Inc., 5215 Laurel Street, Tampa, Florida 33607, Attention: Chief Financial Officer, with a copy to Akerman Senterfitt, 401 East Jackson Street, Suite 1700, Tampa, Florida 33602, Attention: David M. Doney; and if to the Investor, shall be sufficient in all respects if delivered or sent to the Investor at the address set forth on the signature page to this Agreement.

16. This Agreement records the final, complete, and exclusive understanding among the parties regarding the subjects addressed in it and supersedes any prior or contemporaneous agreement, understanding, or representation, oral or written, by any of them.

17. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

(Signatures on following page.)

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Name of Investor:

Signature of Investor:

By:

Print Name:

Title:

Address:

Tax ID No.:

Exact name in which book-entry should be made (if different):

AGREED AND ACCEPTED:
ODYSSEY MARINE EXPLORATION, INC.

By:

Print Name:

Title:

Exhibit 10.2 Amend No. 1

AMENDMENT NO. 1

TO

PURCHASE AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Purchase Agreement, dated as of October 6, 2010 (the “Purchase Agreement”), by and between Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company”), and the investor whose name is set forth on the signature page hereof (the “Investor”), is entered into and effective as of October 12, 2010. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

RECITALS

Pursuant to Section 17 of the Purchase Agreement, the Purchase Agreement may be amended or modified pursuant to an instrument in writing signed by the Company and the Investor.

The Company and the Investor desire to amend the Purchase Agreement to revise certain terms therein.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1. Certificate of Designation. The voting powers, designations, preferences, and relative, participating, optional and other special rights, and qualifications, limitations, and restrictions of the Preferred Stock are set forth in the Certificate of Designation previously attached as Annex A to the Purchase Agreement, as amended by the Amendment to Certificate of Designation attached hereto as Exhibit A filed or to be filed with the Nevada Secretary of State (as amended, the “Certificate of Designation”), which shall replace in its entirety the Certificate of Designation previously attached as Annex A to the Purchase Agreement. Each reference in the Purchase Agreement to the “Certificate of Designation” shall mean and be a reference to the Certificate of Designation as so amended.

2. Miscellaneous.

(a) Except as specifically amended by this Amendment, the Purchase Agreement shall remain in full force and effect.

(b) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of the Purchase Agreement.

(c) Each party hereto agrees to perform all further acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Amendment.

(d) This Amendment, together with the Purchase Agreement, constitutes the entire agreement and understanding among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes any and all prior discussions, agreements or other communications, whether written or oral, between or among them with respect to such subject matter hereof and thereof.

(e) This Amendment may be executed in two or more counterparts, each of which when so executed, then delivered or transmitted by facsimile of electronic PDF, shall constitute an original and all of which taken together shall be deemed one agreement.

(f) Each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Purchase Agreement shall mean and be a reference to the Purchase Agreement as amended by this Amendment. The Purchase Agreement, as amended by this Amendment, shall be binding on and enforceable against all parties thereto.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Purchase Agreement as of the date first set forth above.

INVESTOR

(Print Name of Investor)

By:
Name:
Title:

ODYSSEY MARINE EXPLORATION, INC.

By:
Name:	Michael J. Holmes
Title:	Chief Financial Officer

Amendment No. 1 to Purchase Agreement

EXHIBIT A

AMENDMENT TO CERTIFICATE OF DESIGNATION